* * * FOR USE ON AND AFTER JANUARY 1, 1991 * * *
Exhibit 3.18
Form 2
Secretary of State
WISCONSIN
11/90
ARTICLES OF INCORPORATION
STOCK (FOR PROFIT)

Executed by the undersigned for the purpose
of forming a Wisconsin for-profit corporation
under Chapter 180 of the Wisconsin Statutes
repealed and recreated by 1989 Wis. Act 303:

Article 1.
Name of Corporation: S. C. Johnson Professional Holdings, Inc.

Article 2.	(See FEE information on reverse)
The corporation shall be authorized to issue 9,000 shares.
Article 3.
	The street address of the initial registered office is: (The complete address, including street and number, if assigned, and the ZIP code must be stated.)	8310 16th Street P. O. Box 902 Sturtevant, WI 53177-0902
Article 4.
The name of the initial registered agent at the above registered office is: JoAnne Brandes
Article 5.
Other provisions (OPTIONAL):

Article 6.	Executed on April 1, 1998 .
(date)

Name and complete address of each incorporator:
1)	David Quast S. C. Johnson Commercial Markets, Inc. 8310 16th Street P. O. Box 902 Sturtevant, WI 53177-0902	2)
/s/ DAVID C. QUAST
	(Incorporator Signature)	(Incorporator Signature)

This document was drafted by David C. Quast
(name of individual required by law)

SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

Printed on Recycled Paper

ARTICLES OF INCORPORATION Stock (for profit)

Ms. Elizabeth Eisenstaedt S. C. Johnson Commercial Markets, Inc. 8310 16th Street P. O. Box 902 Sturtevant, WI 53177-0902	Please indicate where you would like the acknowledgment copy of the filed document sent. Please include complete name and mailing address.

Your phone number during the day:  (414) 631- 4280

INSTRUCTIONS (Ref. sec. 180.0202 Wis. Stats. for document content)

Submit one original and one exact copy to DFI, P. O. Box 7846, Madison WI, 53707-7846. The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats.

Article 1.  The name must contain “corporation”, “incorporated”, “company”, or “limited” or the abbreviation “corp.”, “inc.”, “co.” or “ltd.” or comparable words or abbreviations in another language. If you wish to provide a second choice name that you would accept if your first choice is not available, indicate it here:

Article 2.  Some quantity of shares must be authorized. For the minimum filing fee, up to 9,000 shares may be authorized. If more than one class of shares is authorized, state the designation of each class, and the number of shares of each class that the corporation is authorized to issue.

Articles 3 & 4.  The corporation must have a registered agent located at a registered office in Wisconsin. The address of the registered office must be a physical location. State street number and name, city and ZIP code in Wisconsin. P. O. Box addresses may be included as part of the address, but are insufficient alone.

Article 5.  This space is provided for insertion of any desired material, such as grant or limit of preemptive rights, or other information not inconsistent with law.

Article 6.  All incorporators must sign the document and print or typewrite name and complete address. Only one incorporator is required.

If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES

A minimum filing fee of $90.00, payable to DFI must accompany the document. The fee is computed at the rate of one cent for each share authorized in article 2. Up to 9,000 shares may be authorized for the minimum filing fee. The shares may be, but are not required to be, designated as with or without a par value.

If the document is filed, corporate existence commences at the time and date received by the Secretary of State’s office, unless a delayed effective date is specified in the document. When the document has been filed, an acknowledgement copy stamped “FILED” will be sent to the address indicated above.

ARTICLES OF AMENDMENT
OF
S.C. JOHNSON PROFESSIONAL HOLDINGS, INC.

A.  Name of Corporation:    S.C. Johnson Professional Holdings, Inc.

Text of Amendment:

Article 1 of the Corporation’s Articles of Incorporation is amended to read in its entirety as follows: “The name of the corporation is U S CHEMICAL CORPORATION (the “Corporation”).”

B.  The foregoing amendment to the Articles of Incorporation was adopted on June 26, 1998 by the Board of Directors and sole shareholder of the Corporation, in accordance with Section 180.1003, Wis. Stats.

C.  Executed on behalf of the Corparation as of July 1, 1998.

S.C. JOHNSON PROFESSIONAL HOLDINGS, INC.

By:	DAVID C. QUAST

David C. Quast Esq. Asst. Secretary

THIS DOCUMENT  )
WAS DRAFTED BY) David C. Quast Esq.

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